INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement Nos. 333-0753, 333-07535, 333-09319, and 333-80233 on Form S-8 and Registration
Statement No. 333-24633 on Form S-3 of Praegitzer Industries, Inc. of our report dated October 13, 1999, included in this Form 10-K of Praegitzer Industries, Inc. for the year ended June 30, 1999.



DELOITTE & TOUCHE LLP

Portland, Oregon
October 13, 1999